EXHIBIT 99.2
CALLON PETROLEUM COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On April 18, 2007, Callon Petroleum Company (the Company or Callon) closed the acquisition of BP Exploration and Production Company’s 80% working interest in the Entrada Field (the acquisition) for total cash consideration of $190 million. The purchase price included $150 million payable at closing and an additional $40 million payable after the achievement of certain production milestones. The purchased interests in the Gulf of Mexico included Garden Banks Blocks 738,782,785,826 and 827, subject to certain depth limitations. Callon now owns a 100% working interest in the Entrada Field and is the operator. In addition, the Company closed a seven-year, $200 million senior secured revolving credit facility with Merrill Lynch Capital Corporation ($200 million ML financing or ML financing), secured by a first priority lien on Callon’s Entrada properties, to finance the initial purchase price of the acquisition and a portion of the related development costs.
The following unaudited pro forma condensed consolidated financial information has been prepared by management utilizing the Company’s historical consolidated financial statements for the year ended December 31, 2006 with respect to the operating data and as of December 31, 2006 with respect to the balance sheet data. The unaudited pro forma condensed consolidated statement of operations gives effect to the acquisition as if the transaction had occurred on January 1, 2006. The transaction and the related adjustments are described in the accompanying notes.
The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only, and does not purport to be indicative of the results that would actually have occurred if the transaction described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and the notes thereto. The unaudited pro forma condensed consolidated financial information, in the opinion of management, reflects all adjustments necessary to present fairly the pro forma information.

CALLON PETROLEUM COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2006
(IN THOUSANDS)

		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,896	$8,710	(a)	$10,606
Accounts receivable	32,166	—		32,166
Other current assets	23,590	—		23,590

Total current assets	57,652	8,710		66,362

Evaluated oil and gas properties	1,096,907	150,000	(a)	1,246,907
Less accumulated depreciation, depletion and amortization	(604,682)	—		(604,682)
Unevaluated properties	54,802	—		54,802

Total oil and gas properties	547,027	150,000		697,027

Other assets, net	20,848	6,290	(a)	27,138

	$625,527	$165,000		$790,527

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$46,611	$—		$46,611
Asset retirement obligations	14,355	—		14,355
Current maturities of long-term debt	213	—		213

Total current liabilities	61,179	—		61,179
Long-term debt	225,521	165,000	(a)	390,521
Asset retirement obligation	26,824	—		26,824
Deferred tax liability	30,054	—		30,054
Other	586	—		586

Total liabilities	344,164	165,000		509,164

Stockholders’ equity:
Preferred stock	—	—		—
Common stock	207	—		207
Additional paid-in capital	220,785	—		220,785
Accumulated other comprehensive income	8,652	—		8,652
Retained earnings	51,719	—		51,719

Total stockholders’ equity	281,363	—		281,363

	$625,527	$165,000		$790,527

CALLON PETROLEUM COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(IN THOUSANDS, EXCEPT PER SHARE DATA)

		Pro Forma
	Historical	Adjustments		Pro Forma
Operating revenues:
Oil	$93,665	$—		$93,665
Gas	88,603	—		88,603

	182,268	—		182,268

Operating expenses:
Lease operating expenses	28,881	—		28,881
Depreciation, depletion and amortization	65,283	(7,533	)(b)	57,750
General and administrative	8,591	—		8,591
Accretion	4,960	—		4,960
Derivatives	150	—		150

Total operating expenses	107,865	(7,533)		100,332

Income from operations	74,403	7,533		81,936

Other (income) expenses:
Interest expense	16,480	25,041	(c)	41,521
Other (income)	(1,869)	—		(1,869)

	14,611	25,041		39,652

Income before income taxes	59,792	(17,508)		42,284
Income tax expense	20,707	(6,128	)(d)	14,579

Income before equity in earnings of Medusa Spar LLC	39,085	(11,380)		27,705

Equity in earnings of Medusa Spar LLC, net of tax	1,475	—		1,475

Net income	$40,560	($11,380)		$29,180

Basic earnings per share	$2.00	($0.56)		$1.44

Diluted earnings per share	$1.90	($0.53)		$1.37

Shares used in computing net income per share:
Basic	20,270	20,270		20,270

Diluted	21,363	21,363		21,363

CALLON PETROLEUM COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
INFORMATION
1. PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed consolidated financial information reflects the following adjustments:
a.	To record the fair value of the acquisition based on the initial purchase price of $150 million. The Company may record the additional $40 million as additional purchase price in the future when certain production milestones are achieved, in accordance with the terms of the agreement. The initial purchase price was funded using borrowings from the $200 million ML financing. This adjustment includes a payment of $35 million on the senior secured credit facility with Union Bank of California, N.A. made with a portion of the proceeds from the ML financing and payment of $6.3 million in deferred financing costs associated with the ML financing.

b.	To adjust depreciation, depletion and amortization expense using the units-of-production method under the full cost method of accounting for oil and gas properties as a result of the acquisition.

c.	To adjust interest expense for the ML financing and the payment of $35 million on the senior secured credit facility.

d.	To adjust income tax expense for the effects of pro forma adjustments based on an effective tax rate of 35%.
2. SUPPLEMENTAL PRO FORMA OIL AND GAS RESERVE DATA
The following pro forma supplemental information concerning the Company’s proved oil and natural gas reserves is presented pursuant to the disclosure requirements of Statement of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities.” The following tables set forth the changes in the net quantities of oil and natural gas reserves on a pro forma basis giving effect to the acquisition as if it had occurred on January 1, 2006. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact:

PROVED OIL AND NATURAL GAS RESERVES

		Crude Oil (MBbls)
	Historical	Acquisition	Pro Forma

Proved reserves at January 1, 2006	18,428	13,657	32,085
Extensions, discoveries and other additions	204	—	204
Revisions	(3,733)	—	(3,733)
Production	(1,634)	—	(1,634)

Proved reserves at December 31, 2006	13,265	13,657	26,922

		Natural Gas (MMcf)
	Historical	Acquisition	Pro Forma

Proved reserves at January 1, 2006	78,021	68,069	146,090
Extensions, discoveries and other additions	14,550	—	14,550
Revisions	(15,557)	—	(15,557)
Production	(10,977)	—	(10,977)

Proved reserves at December 31, 2006	66,037	68,069	134,106

CALLON PETROLEUM COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION – (CONTINUED)
The following table sets forth the components of the changes in the standardized measure of discounted future net cash flows from proved oil and natural gas reserves of the Company on a combined pro forma basis for the year ended December 31, 2006. Cash flows relating to the acquisition are based on our evaluation of reserves. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used but should not be viewed as indicative of fair market value. Refer to the Consolidated Financial Statements and related notes for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K for a discussion of the assumptions used in preparing the information presented.
The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	Historical	Acquisition	Pro Forma
	(In thousands)
Futures cash inflows	$1,101,182	$1,162,762	$2,263,944
Future production costs	(243,740)	(168,142)	(411,882)
Future development and abandonment costs	(81,700)	(351,655)	(433,355)
Future income tax expense	(119,685)	(225,612)	(345,297)

Future net cash flows after income taxes	656,057	417,353	1,073,410
10% annual discount for estimated timing of cash flows	(185,266)	(233,337)	(418,603)

Standard measure of discounted future net cash flows	$470,791	$184,016	$654,807

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and natural gas reserves is as follows:

	Historical	Acquisition	Pro Forma
	(In thousands)
As of January 1, 2006	$837,552	$281,285	$1,118,837

Sales and transfers, net of production costs	(153,387)	—	(153,387)
Net change in sales and transfer prices, net of production costs	(347,193)	(145,409)	(492,602)

Purchases, extensions, discoveries and improved recovery, net of future production and development costs incurred	122,862	—	122,862

Revisions of quantity estimates	(155,342)	—	(155,342)
Accretion of discount	108,871	—	108,871

Net change in income taxes	187,209	48,140	235,349

Changes in production rates, timing and other	(129,781)	—	(129,781)

As of December 31, 2006	$470,791	$184,016	$654,807